UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2023

ASCENT SOLAR TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32919	20-3672603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Grant Street
Thornton, CO 80241
(Address of principal executive offices)

(720) 872-5000
(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	ASTI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously disclosed, on May 25, 2023, Ascent Solar, Inc. (the “Company”) was notified by the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) that the Company no longer satisfied the $2.5 million stockholders’ equity requirement for continued listing on The Nasdaq Capital Market as set forth in Nasdaq Listing Rule 5550(b)(2) (the “Equity Rule”). The Company thereafter presented its plan to evidence compliance with the Equity Rule for the Staff’s review.

Ultimately, however, by letter dated July 28, 2023, the Staff issued a delist determination based upon the Company’s securities closing below $0.10 per share for the preceding 10 business days as well as the stockholders’ equity deficiency. The Company thereafter requested a hearing before the Nasdaq Hearings Panel (the “Panel”) to address the deficiencies and request a further extension to regain compliance with all criteria for continued listing on The Nasdaq Capital Market.

On September 12, 2023, the Company implemented a reverse stock split in an effort to regain compliance with the $1 minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”), and by letter dated September 29, 2023, the Company was notified by the Staff that the Company had regained compliance with the Bid Price Rule. The Staff, however, determined that, following the reverse split, the Company no longer satisfied the minimum 500,000 publicly held shares requirement set forth in Nasdaq Listing Rule 5550(a)(4) (the “Public Float Rule”).

On October 2, 2023, the Company completed a public offering of units (each unit consisting of (x) one share or one prefunded warrant and (y) one common stock warrant) for gross proceeds of $10.3 million. As a result of the offering and as of the date of this filing, the Company believes it has a minimum of $2.5 million in stockholders’ equity and has therefore regained compliance with the Equity Rule. The offering also resulted in an increase in the Company’s publicly held shares above the minimum Nasdaq threshold of 500,000 shares and as such the Company believes it has regained compliance with the Public Float Rule.

The Company awaits Nasdaq’s formal confirmation regarding the Company’s compliance status.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
	Exhibit Number	Description
	104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT SOLAR TECHNOLOGIES, INC.

October 11, 2023	By:	/s/ Jin Jo
Name: Jin Jo
Title: Chief Financial Officer